REVISED SCHEDULE A

To the PARTICIPATION AGREEMENT made the 28th[ ]day of August, 2007, by and among Allianz Variable Insurance Products Trust, Allianz Life Insurance Company of North America, and Allianz Life Financial Services, LLC

FUNDS AVAILABLE UNDER THE CONTRACTS
AZL BlackRock Capital Appreciation Fund
AZL Columbia Mid Cap Value Fund
AZL Columbia Small Cap Value Fund
AZL Davis NY Venture Fund
AZL Dreyfus Equity Growth Fund
AZL Eaton Vance Large Cap Value Fund
AZL Enhanced Bond Index Fund
AZL Franklin Small Cap Value Fund
AZL Franklin Templeton Founding Strategy Plus Fund
AZL Gateway Fund
AZL International Index Fund
AZL Invesco International Equity Fund
AZL JPMorgan U.S. Equity Fund
AZL MFS Investors Trust Fund
AZL Mid Cap Index Fund
AZL Money Market Fund
AZL NACM International Growth Fund
AZL NFJ International Value Fund
AZL OCC Growth Fund
AZL OCC Opportunity Fund
AZL Russell 1000 Growth Index Fund
AZL Russell 1000 Value Index Fund
AZL S&P 500 Index Fund
AZL Schroder Emerging Markets Equity Fund
AZL Small Cap Stock Index Fund
AZL Turner Quantitative Small Cap Growth Fund
AZL Van Kampen Equity and Income Fund
AZL Van Kampen Global Real Estate Fund
AZL Van Kampen Growth and Income Fund
AZL Van Kampen International Equity Fund
AZL Van Kampen Mid Cap Growth Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS
Allianz Life Variable Account A
Allianz Life Variable Account B

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CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
ALLIANZ LIFE VARIABLE ACCOUNT A:
Allianz LifeFund
ValueLife
Valuemark Life

ALLIANZ LIFE VARIABLE ACCOUNT B:
Allianz Alterity
Allianz Connections
Allianz Custom Income
Allianz Elite
Allianz High Five
Allianz High Five Bonus
Allianz High Five L
Allianz Retirement Pro
Allianz Rewards
Allianz Valuemark II
Allianz Valuemark III
Allianz Valuemark IV
Allianz Valuemark Income Plus
Allianz Vision
USAllianz Charter
USAllianz Charter II
USAllianz Dimensions

Acknowledged:

Allianz Variable Insurance Products Trust  Allianz Life Insurance Company of
                                           North America

By:    /s/ Brian Muench                    By:    /s/ Jeffrey Kletti
Name:  Brian Muench                        Name:  Jeffrey Kletti
Title: Vice President                      Title: Vice President, Investments



Allianz Life Financial Services, LLC

By:    /s/ Robert DeChellis
Name:  Robert DeChellis
Title: Chief Executive Officer & President


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                                                    Effective date:  04/29/2010